Written Statement of the Senior Vice President and Treasurer
                          Pursuant to 18 U.S.C. ss.1350

                  Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Senior Vice President and Treasurer of Ridgestone Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ William R. Hayes
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William R. Hayes
Senior Vice President and Treasurer
March 20, 2003